Exhibit 99.1
Universal Reports First Quarter 2025 Results

•Diluted GAAP earnings per common share (EPS) of $1.44; diluted adjusted* EPS of $1.44
•Annualized return on average common equity (“ROCE”) of 41.7%, annualized adjusted* ROCE of 36.4%
•Direct premiums written of $467.1 million, up 4.7% from the prior year quarter
•Book value per share of $14.98, up 18.1% year-over-year; adjusted book value per share of $16.79, up 9.5% year-over-year
*Reconciliations of non-GAAP to GAAP financial measures are provided in the attached tables.

Fort Lauderdale, Fla., April 24, 2025 – Universal Insurance Holdings (NYSE: UVE) (“Universal” or the “Company”) reported first quarter 2025 results.

“We continue to see signs that the 2022 Florida legislative reforms are working, providing much needed stability to the property insurance market, which ultimately benefits policyholders with increased certainty and choice,” said Stephen J. Donaghy, Chief Executive Officer. “In the quarter, we experienced lower weather losses, benefiting the loss and LAE ratio.”

“On a separate note, I'm pleased to announce the completion of our 2025-2026 reinsurance renewal for our insurance entities. Our program was fully supported and secured well before the June 1st inception date, something we have consistently achieved over the last few renewal cycles. We’ve also secured $352 million of additional multi-year coverage, taking us through the 2026-2027 hurricane season. The program costs and coverage were consistent with our expectations, and we'll provide specific details at the end of May, as we typically do. The solid execution of our reinsurance strategy is a testament to the strength and consistency of our long-term reinsurance partnerships, some of which span two decades.”

Summary Financial Results

($ in thousands, except per share data)	Three Months Ended March 31,
	2025	2024	Change
GAAP comparison
Total revenues	$394,867	$367,959	7.3%
Operating income	$57,068	$49,106	16.2%
Operating income margin	14.5%	13.3%	1.2	pts

Net income available to common stockholders	$41,436	$33,654	23.1%
Diluted earnings per common share	$1.44	$1.14	26.3%

Annualized ROCE	41.7%	38.1%	3.6	pts
Book value per share, end of period	$14.98	$12.68	18.1%

Non-GAAP comparison[1]
Core revenue	$394,871	$364,930	8.2%
Adjusted operating income	$57,072	$46,077	23.9%
Adjusted operating income margin	14.5%	12.6%	1.9	pts

Adjusted net income available to common stockholders	$41,439	$31,370	32.1%
Adjusted diluted earnings per common share	$1.44	$1.07	34.6%

Annualized adjusted ROCE	36.4%	29.4%	7.0	pts
Adjusted book value per share, end of period	$16.79	$15.34	9.5%

Underwriting Summary
Premiums:
Premiums in force	$2,094,505	$1,963,765	6.7%
Policies in force	864,817	820,078	5.5%

Direct premiums written	$467,078	$446,179	4.7%
Direct premiums earned	$513,257	$482,072	6.5%
Ceded premiums earned	$(157,536)	$(148,047)	6.4%
Ceded premium ratio	30.7%	30.7%	—	pts
Net premiums earned	$355,721	$334,025	6.5%

Net ratios:
Loss ratio	70.5%	71.9%	(1.4)	pts
Expense ratio	24.5%	23.6%	0.9	pts
Combined ratio	95.0%	95.5%	(0.5)	pts
[1] Reconciliation of non-GAAP to GAAP financial measures are provided in the attached tables. Adjusted net income (loss) available to common stockholders, adjusted diluted earnings (loss) per common share and core revenue exclude net realized gains (losses) on investments and net change in unrealized gains (losses) on investments. Adjusted operating income (loss) excludes the items above and interest and amortization of debt issuance costs. Adjusted book value per share excludes accumulated other comprehensive income (loss), net of taxes. Adjusted ROCE is calculated by dividing annualized adjusted net income (loss) available to common stockholders by average adjusted book value per share, with the denominator further excluding current period after-tax net realized gains (losses) on investments and net change in unrealized gains (losses) on investments.

Net Income and Adjusted Net Income
Net income available to common stockholders was $41.4 million, up from $33.7 million in the prior year quarter, and adjusted net income available to common stockholders was $41.4 million, up from $31.4 million in the prior year quarter. The higher adjusted net income available to common stockholders mostly stems from higher underwriting and net investment income and higher commission revenue.

Revenues
Revenue was $394.9 million, up 7.3% from the prior year quarter and core revenue was $394.9 million, up 8.2% from the prior year quarter. The increase in core revenue primarily stems from higher net premiums earned, net investment income and commission revenue.

Direct premiums written were $467.1 million, up 4.7% from the prior year quarter. The increase stems from 34.7% growth in other states, partly offset by a 3.0% decrease in Florida. Overall growth mostly reflects higher policies in force, higher rates and inflation adjustments.

Direct premiums earned were $513.3 million, up 6.5% from the prior year quarter. The increase stems from direct premiums written growth over the past twelve months.

The ceded premium ratio remained unchanged from the prior year quarter at 30.7%.

Net premiums earned were $355.7 million, up 6.5% from the prior year quarter. The increase is primarily attributable to higher direct premiums earned, as described above.

Net investment income was $16.1 million, up from $13.5 million in the prior year quarter. The increase stems from higher fixed income reinvestment yields and higher invested assets.

Commissions, policy fees and other revenue were $23.1 million, up 32.8% from the prior year quarter. The increase primarily reflects higher reinsurance brokerage commissions stemming from replacement of the RAP layer with private market coverage and replacement of the catastrophe bond with traditional reinsurance coverage in the 2024-2025 program.

Margins
The operating income margin was 14.5%, compared to an operating income margin of 13.3% in the prior year quarter. The adjusted operating income margin was 14.5%, compared to an adjusted operating income margin of 12.6% in the prior year quarter. The higher adjusted operating income margin primarily reflects a lower net combined ratio and higher net investment income and commission revenue.

The net loss ratio was 70.5%, down 1.4 points compared to the prior year quarter. The decrease primarily reflects lower weather losses in the current year quarter.

The net expense ratio was 24.5%, up 0.9 points from 23.6% in the prior year quarter. The increase was primarily driven by higher policy acquisition costs associated with growth outside Florida and higher other operating costs.

The net combined ratio was 95.0%, down 0.5 points compared to the prior year quarter. The decrease reflects a lower net loss ratio, partly offset by a higher net expense ratio, as described above.

Capital Deployment
On April 14, 2025, the Board of Directors declared a quarterly cash dividend of 16 cents per share of common stock, payable on May 16, 2025, to shareholders of record as of the close of business on May 9, 2025.

Conference Call and Webcast
•Friday, April 25, 2025 at 10:00 a.m. ET
•Investors and other interested parties may listen to the call by accessing the online, real-time webcast at universalinsuranceholdings.com/investors or by registering in advance via teleconference at https://register.vevent.com/register/BI790e26e2fbb842a28dbb61116474c3ae. Once registration is completed, participants will be provided with a dial-in number containing a personalized conference code to access the call. An online replay of the call will be available at universalinsuranceholdings.com/investors soon after the investor call concludes.

About Universal
Universal Insurance Holdings, Inc. (NYSE: UVE) is a holding company providing property and casualty insurance and value-added insurance services. We develop, market, and write insurance products for consumers predominantly in the personal residential homeowners lines of business and perform substantially all other insurance-related services for our primary insurance entities, including risk management, claims management and distribution. We provide insurance products in the United States through both our appointed independent agents and our direct online distribution channels, primarily in Florida. Learn more at universalinsuranceholdings.com or get an insurance quote at Clovered.com.

Non-GAAP Financial Measures and Key Performance Indicators
This press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the U.S. Securities and Exchange Commission (“SEC”), including core revenue, adjusted net income available to common stockholders and diluted adjusted earnings (loss) per common share, which exclude the impact of net realized gains (losses) on investments and net change in unrealized gains (losses) on investments. Adjusted operating income (loss) and adjusted operating income (loss) margin exclude the impact of net realized gains (losses) on investments and net change in unrealized gains (losses) on investments and interest and amortization of debt issuance costs. Adjusted common stockholders’ equity and adjusted book value per share exclude accumulated other comprehensive income (loss) (AOCI), net of taxes. Adjusted return on common equity excludes after-tax net realized gains (losses) on investments and net change in unrealized gains (losses) on investments from the numerator and AOCI, net of taxes, and current period after-tax net realized gains (losses) on investments and net change in unrealized gains (losses) on investments from the denominator. A “non-GAAP financial measure” is generally defined as a numerical measure of a company’s historical or future performance that excludes or includes amounts, or is subject to adjustments, so as to be different from the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles (“GAAP”). UVE management believes that these non-GAAP financial measures are meaningful, as they allow investors to evaluate underlying revenue and profitability trends and enhance comparability across periods. When considered together with the GAAP financial measures, management believes these metrics provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period. UVE management also believes that these non-GAAP financial measures enhance the ability of investors to analyze UVE’s business trends and to understand UVE’s operational performance. UVE’s management utilizes these non-GAAP financial measures as guides in long-term planning. Non-GAAP financial measures should be considered in addition to, and not as a substitute for or superior to, financial measures presented in accordance with GAAP. For more information regarding our key performance indicators, please refer to the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Key Performance Indicators” in our forthcoming Quarterly Report on Form 10-Q for the quarter ended March 31, 2025.

Forward-Looking Statements
This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “will,” “plan,” and similar expressions identify forward-looking statements, which speak only as of the date the statement was made. Such statements may include commentary on plans, products and lines of business, marketing arrangements, reinsurance programs and other business developments and assumptions relating to the foregoing. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, including those risks and uncertainties described under the heading “Risk Factors” and “Liquidity and Capital Resources” in our 2024 Annual Report on Form 10-K, and supplemented in our subsequent Quarterly Reports on Form 10-Q. Future results could differ materially from those described, and the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. For further information regarding risk factors that could affect the Company’s operations and future results, refer to the Company’s reports filed with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K and the most recent quarterly reports on Form 10-Q.

Investors/Media:
Arash Soleimani, CFA, CPA, CPCU, ARe
Chief Strategy Officer
954-804-8874
asoleimani@universalproperty.com

UNIVERSAL INSURANCE HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands, except per share data)

	March 31,	December 31,
	2025	2024
ASSETS:
Invested Assets
Fixed maturities, at fair value	$1,324,338	$1,269,079
Equity securities, at fair value	79,983	77,752
Other investments, at fair value	15,682	16,123
Investment real estate, net	8,253	8,322
Total invested assets	1,428,256	1,371,276
Cash and cash equivalents	398,184	259,441
Restricted cash and cash equivalents	2,635	2,635
Prepaid reinsurance premiums	105,480	262,716
Reinsurance recoverable	471,189	627,617
Premiums receivable, net	71,873	77,936
Property and equipment, net	48,258	48,653
Deferred policy acquisition costs	115,830	121,178
Deferred income tax asset, net	46,217	42,163
Goodwill	2,319	2,319
Other assets	24,475	25,927
TOTAL ASSETS	$2,714,716	$2,841,861

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES:
Unpaid losses and loss adjustment expenses	$893,677	$959,291
Unearned premiums	1,014,267	1,060,446
Advance premium	81,922	46,237
Income taxes payable	28,567	6,561
Reinsurance payable, net	115,136	220,328
Commission payable	23,785	25,931
Long-term debt, net	101,053	101,243
Other liabilities and accrued expenses	33,922	48,574
Total liabilities	2,292,329	2,468,611
STOCKHOLDERS' EQUITY:
Cumulative convertible preferred stock ($0.01 par value)[2]	—	—
Common stock ($0.01 par value)[3]	476	475
Treasury shares, at cost - 19,382 and 19,382	(282,693)	(282,693)
Additional paid-in capital	121,875	121,781
Accumulated other comprehensive income (loss), net of taxes	(51,072)	(63,166)
Retained earnings	633,801	596,853
Total stockholders' equity	422,387	373,250
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,714,716	$2,841,861

Notes:
[2] Cumulative convertible preferred stock ($0.01 par value): Authorized - 1,000 shares; Issued - 10 and 10 shares; Outstanding - 10 and 10 shares; Minimum liquidation preference - $9.99 and $9.99 per share.

[3] Common stock ($0.01 par value): Authorized - 55,000 shares; Issued - 47,572 and 47,478 shares; Outstanding 28,190 and 28,096 shares.

UNIVERSAL INSURANCE HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(in thousands)

	Three Months Ended
	March 31,
	2025	2024
REVENUES
Net premiums earned	$355,721	$334,025
Net investment income	16,060	13,523
Net realized gains (losses) on investments	(14)	(77)
Net change in unrealized gains (losses) on investments	10	3,106
Commission revenue	16,275	11,033
Policy fees	4,493	4,405
Other revenue	2,322	1,944
Total revenues	394,867	367,959

EXPENSES
Losses and loss adjustment expenses	250,555	240,187
Policy acquisition costs	60,574	54,821
Other operating expenses	26,670	23,845
Total operating costs and expenses	337,799	318,853
Interest and amortization of debt issuance costs	1,612	1,622
Income before income tax expense	55,456	47,484
Income tax expense	14,017	13,827
NET INCOME	$41,439	$33,657

UNIVERSAL INSURANCE HOLDINGS, INC. AND SUBSIDIARIES
SHARE AND PER SHARE INFORMATION
(in thousands, except per share data)

	Three Months Ended
	March 31,
	2025	2024
Weighted average common shares outstanding - basic	28,091	28,869
Weighted average common shares outstanding - diluted	28,779	29,404
Shares outstanding, end of period	28,190	28,758
Basic earnings per common share	$1.48	$1.17
Diluted earnings per common share	$1.44	$1.14
Cash dividend declared per common share	$0.16	$0.16
Book value per share, end of period	$14.98	$12.68
Annualized return on average common equity (ROCE)	41.7%	38.1%

UNIVERSAL INSURANCE HOLDINGS, INC. AND SUBSIDIARIES
SUPPLEMENTARY INFORMATION
(in thousands, except for Policies In Force data)

	Three Months Ended
	March 31,
	2025	2024
Premiums
Direct premiums written - Florida	$344,044	$354,825
Direct premiums written - Other States	123,034	91,354
Direct premiums written - Total	$467,078	$446,179
Direct premiums earned	$513,257	$482,072
Net premiums earned	$355,721	$334,025

Underwriting Ratios - Net
Loss and loss adjustment expense ratio	70.5%	71.9%
General and administrative expense ratio	24.5%	23.6%
Policy acquisition cost ratio	17.0%	16.4%
Other operating expense ratio	7.5%	7.2%
Combined ratio	95.0%	95.5%

	As of
	March 31,
	2025	2024
Policies in force
Florida	562,845	570,395
Other States	301,972	249,683
Total	864,817	820,078

Premiums in force
Florida	$1,592,100	$1,587,950
Other States	502,405	375,815
Total	$2,094,505	$1,963,765

Total Insured Value
Florida	$185,514,184	$188,222,514
Other States	182,277,095	140,982,423
Total	$367,791,279	$329,204,937

UNIVERSAL INSURANCE HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in thousands, except for per share data)

GAAP revenue to core revenue
	Three Months Ended
	March 31,
	2025	2024
GAAP revenue	$394,867	$367,959
less: Net realized gains (losses) on investments	(14)	(77)
less: Net change in unrealized gains (losses) on investments	10	3,106
Core revenue	$394,871	$364,930

GAAP operating income to adjusted operating income
	Three Months Ended
	March 31,
	2025	2024
GAAP income before income tax expense	$55,456	$47,484
add: Interest and amortization of debt issuance costs	1,612	1,622
GAAP operating income	57,068	49,106
less: Net realized gains (losses) on investments	(14)	(77)
less: Net change in unrealized gains (losses) on investments	10	3,106
Adjusted operating income	$57,072	$46,077

GAAP operating income margin to adjusted operating income margin
	Three Months Ended
	March 31,
	2025	2024
GAAP operating income (a)	$57,068	$49,106
GAAP revenue (b)	394,867	367,959
GAAP operating income margin (a÷b)	14.5%	13.3%
Adjusted operating income (c)	57,072	46,077
Core revenue (d)	394,871	364,930
Adjusted operating income margin (c÷d)	14.5%	12.6%

GAAP net income (NI) to adjusted NI available to common stockholders
	Three Months Ended
	March 31,
	2025	2024
GAAP NI	$41,439	$33,657
less: Preferred dividends	3	3
GAAP NI available to common stockholders (e)	41,436	33,654
less: Net realized gains (losses) on investments	(14)	(77)
less: Net change in unrealized gains (losses) on investments	10	3,106
add: Income tax effect on above adjustments	(1)	745
Adjusted NI available to common stockholders (f)	$41,439	$31,370

Weighted average diluted common shares outstanding (g)	28,779	29,404
Diluted earnings per common share (e÷g)	$1.44	$1.14
Diluted adjusted earnings per common share (f÷g)	$1.44	$1.07

GAAP stockholders’ equity to adjusted common stockholders’ equity
	As of
	March 31,	March 31,	December 31,
	2025	2024	2024
GAAP stockholders’ equity	$422,387	$364,664	$373,250
less: Preferred equity	100	100	100
Common stockholders’ equity (h)	422,287	364,564	373,150
less: Accumulated other comprehensive (loss), net of taxes	(51,072)	(76,714)	(63,166)
Adjusted common stockholders’ equity (i)	$473,359	$441,278	$436,316

Common shares outstanding (j)	28,190	28,758	28,096
Book value per common share (h÷j)	$14.98	$12.68	$13.28
Adjusted book value per common share (i÷j)	$16.79	$15.34	$15.53

GAAP return on common equity (ROCE) to adjusted ROCE
	Three Months Ended		Year Ended
	March 31,		December 31,
	2025	2024	2024
Actual or Annualized NI available to common stockholders (k)	$165,744	$134,616	$58,918
Average common stockholders’ equity (l)	397,719	352,881	357,174
ROCE (k÷l)	41.7%	38.1%	16.5%
Annualized adjusted NI available to common stockholders (m)	$165,756	$125,480	$52,418

Adjusted average common stockholders’ equity[4] (n)	454,839	427,182	422,593
Adjusted ROCE (m÷n)	36.4%	29.4%	12.4%

[4] Adjusted average common stockholders’ equity excludes current period after-tax net realized gains (losses) on investments and net change in unrealized gains (losses) on investments.